UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 31, 2018

NORTHERN OIL AND GAS, INC.
(Exact name of Registrant as specified in its charter)

Minnesota	001-33999	95-3848122
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Carlson Parkway, Suite 990 Minnetonka, Minnesota	55305
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code   (952) 476-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.
Exchange Agreement
On January 31, 2018, Northern Oil and Gas, Inc. (the “Company”) entered into an agreement (the “Exchange Agreement”) with holders (the “Supporting Noteholders”) of approximately $497 million, or 71%, of the aggregate principal amount of the Company’s outstanding 8.000% Senior Notes due 2020 (the “Outstanding Notes”), pursuant to which the Supporting Noteholders have agreed to exchange all of the Outstanding Notes held by each such Supporting Noteholder for approximately $155 million of the Company’s common stock, par value $0.001 (the “Common Stock”), and approximately $344 million in aggregate principal amount of new senior secured second lien notes due 2023 (the “Second Lien Notes”) (such proposed exchange, the “Exchange Transaction”).

For each $1,000 principal amount of Outstanding Notes exchanged pursuant to the Exchange Agreement, (i) TRT Holdings, Inc. and its affiliates will receive $612 in principal amount of Second Lien Notes and approximately 133.3 shares of Common Stock and (ii) all other Supporting Noteholders will receive $750 in principal amount of Second Lien Notes and approximately 83.3 shares of Common Stock. The number of shares of Common Stock issuable to the Supporting Noteholders is subject to adjustment in the event the Company issues or sells Common Stock in connection with the Equity Raise (as defined below) at a price less than $3.00 per share.
The Second Lien Notes will be senior secured obligations of the Company and will rank equal in right of payment to all existing and future senior indebtedness of the Company and its subsidiaries. The Second Lien Notes will be secured by perfected second priority security interests in substantially all assets of the Company, including, without limitation, liens on at least 95% of the present value of the Company’s proven reserves and proved developed producing reserves, subject to the exceptions set forth in the Company’s existing first lien facility and certain customary post-closing delivery periods. The Second Lien Notes will contain events of default, affirmative covenants and negative covenants that will be substantially similar to the existing first lien facility, subject to customary exceptions and thresholds. The Second Lien Notes will be subject to customary call protection.
The obligations of the Supporting Noteholders under the Exchange Agreement, including their obligation to exchange their Outstanding Notes, are subject to the conditions set forth in the Exchange Agreement, including: (a) the Company raising at least $156.0 million in total value (the “Equity Raise”), comprised of (i) at least 50% in new cash contributions from the sale of Common Stock, including the funding of up to $40.0 million of commitments received under the Subscription Agreements (as defined below); and (ii) no more than 50% from the fair market value of additional assets acquired, which assets will represent non-operating interests in the Williston Basin shale play; (b) reincorporation of the Company in the State of Delaware; (c) the Company having received the requisite shareholder approvals for (i) the issuance of the Common Stock and (ii) the reincorporation; (d) the Company obtaining the requisite consent of the lenders under the Company’s first lien term loan; and (e) entry into a customary intercreditor agreement between the agent for the first lien term loan and the trustee for the Second Lien Notes. The Exchange Agreement will terminate upon written notice of termination by the Company or the Supporting Noteholders if the Exchange Transaction has not closed on or before May 31, 2018.
The Exchange Agreement contains certain representations, warranties and other agreements by the Company and the Supporting Noteholders. The Company’s and the Supporting Noteholders’ obligations under the Exchange Agreement are subject to various customary conditions set forth in the Exchange Agreement, including the negotiation, execution and delivery of an indenture for the Second Lien Notes and other definitive documentation for the Exchange Transaction. Accordingly, there can be no assurance if or when the Company will consummate the Exchange Transaction and the other transactions contemplated by the Exchange Agreement.
The Common Stock and the Second Lien Notes to be issued in the Exchange Transaction were offered, and will be sold, pursuant to the exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). This offer was made by the Company to a limited number of persons, each of which is an accredited investor (within the meaning of Rule 501 promulgated under the Securities Act) or a qualified institutional buyer (as defined in Rule 144A under the Securities Act). The Company will not receive any cash proceeds from the issuance of the Second Lien Notes or the Common Stock to be issued in the Exchange Transaction.

Subscription Agreements
Also on January 31, 2018, and in connection with the Exchange Transaction, the Company and certain investors entered into subscription agreements (the “Subscription Agreements”) whereby such investors agreed to purchase up to $40.0 million of Common Stock at $3.00 per share (subject to adjustment based on the pricing of the Equity Raise), subject to the closing of the Exchange Transaction.
The Common Stock to be issued pursuant to the Subscription Agreements was offered, and will be sold, pursuant to the exemption provided by Section 4(a)(2) of the Securities Act. This offer was made by the Company to a limited number of persons, each of which is an accredited investor (within the meaning of Rule 501 promulgated under the Securities Act) or a qualified institutional buyer (as defined in Rule 144A under the Securities Act). The Company expects to receive up to $40.0 million in proceeds from the sale of the Common Stock under the Subscription Agreements.
Registration Rights Agreement
In accordance with the terms of the Exchange Agreement, at the closing of the Exchange Transaction (the “Closing”), the Company will enter into a registration rights agreement (the “Registration Rights Agreement”) with the Supporting Noteholders pursuant to which the Company will agree to file with the Securities and Exchange Commission (the “SEC”) a registration statement registering for resale the shares of Common Stock and the Second Lien Notes issued in the Exchange Transaction.
TRT Governance Agreement
In connection with the Exchange Transaction and at the Closing, the Company has agreed to enter into an amended and restated letter agreement (the “TRT Governance Agreement”) with Robert B. Rowling, Cresta Investments, LLC, Cresta Greenwood, LLC and TRT Holdings, Inc. (collectively, “TRT”), three director nominees to be nominated by TRT and Bahram Akradi, pursuant to which the Company will appoint a director nominee selected by TRT to its Board of Directors (the “Board”) to fill the current vacancy and, subject to the terms and conditions in the TRT Governance Agreement, will take all actions necessary and appropriate to include in the slate of nominees standing for election at each annual meeting of the Company, three independent director nominees designated by TRT (such number subject to decrease as described below).
Pursuant to the TRT Governance Agreement, TRT will be entitled to nominate: (a) three directors (i) if it owns shares equal to 20.0% or more of the outstanding Common Stock as of the Closing or (ii) if, on or after the third anniversary of the Closing, it owns shares equal to 12.5% or more of the outstanding Common Stock, (b) two directors (i) if it owns shares equal to 10.0% or more but less than 20.0% of the outstanding Common Stock as of the Closing or (ii) if, on or after the third anniversary of the Closing, it owns shares equal to 12.5% or more of the outstanding Common Stock, or (c) one director if it owns shares equal to 5.0% or more but less than 10.0% of the outstanding Common Stock as of the Closing. If TRT owns an amount of shares equal to fewer than 5.0% of the outstanding Common Stock as of the Closing, TRT will not be entitled to any representation on the Board. Until the first date that (x) TRT owns shares equal to fewer than 20.0% of the outstanding Common Stock as of the Closing or (y) on or after the third anniversary of the Closing, TRT owns shares equal to fewer than 12.5% or more of the outstanding Common Stock, not less than one TRT-nominated director must be appointed to each committee of the Board (subject to the independence requirements of the NYSE American and the SEC).
Pursuant to the TRT Governance Agreement, during the period beginning on the date of the Closing and continuing until and including the annual meeting of the Company to be held in calendar year 2020, TRT and Bahram Akradi are each generally prohibited from engaging in certain proxy solicitations (including regarding representation on the Board or any other proposal brought by the Company’s shareholders).
The TRT Governance Agreement also provides that if TRT becomes the beneficial owner of forty percent or more of the Common Stock without approval from a committee of disinterested directors from the Board, then TRT may not, for a period of four years, engage in certain extraordinary transactions with the Company, including a merger, tender or exchange offer and certain purchases of securities and assets.
Under the terms of the TRT Governance Agreement, the Company will enter into a registration rights agreement with TRT at the Closing, pursuant to which the Company will agree to register all of the Common Stock held by TRT at the Closing, excluding shares of Common Stock that TRT will receive pursuant to the Exchange Transaction.

The foregoing descriptions of the Exchange Agreement, the TRT Governance Agreement and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to such documents, copies of which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarterly period ending March 31, 2018.

Cautionary Note Regarding Forward-Looking Statements

Information included in this Current Report on Form 8-K may contain forward-looking statements that involve risks and uncertainties regarding future events and future results that are subject to the safe harbors created under the Securities Act and the Exchange Act, including statements regarding the expected terms of the Exchange Transaction and the other transactions contemplated by the Exchange Agreement. When used in this Current Report on Form 8-K, forward-looking statements are generally accompanied by terms or phrases such as “estimate,” “project,” “predict,” “believe,” “expect,” “continue,” “anticipate,” “target,” “could,” “plan,” “intend,” “seek,” “goal,” “will,” “should,” “may” or other words and similar expressions that convey the uncertainty of future events or outcomes. There can be no assurance that all or any portion of the aforementioned transactions will be consummated on the terms summarized herein or at all, including, without limitation, the Company’s ability to successfully obtain shareholder approval and complete the Equity Raise and the Exchange Transaction. The forward-looking statements contained, or incorporated by reference, herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s filings with the SEC and other factors discussed in this Form 8-K.
Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s views as of the date of this Form 8-K. The Company undertakes no obligation to update any of the forward-looking statements made in this Form 8-K, whether as a result of new information, future events, changes in expectations or otherwise.
Item 2.02.    Results of Operations and Financial Condition.
On February 1, 2018, the Company issued a press release disclosing, among other things, preliminary results for the three months ended December 31, 2017. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated into this Item 2.02 by reference.
The information set forth under this Item 2.02 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, nor shall it be deemed incorporated by reference in any filing under the Securities Act, except as shall be expressly set forth by specific reference in such filing.
Item 3.02.    Unregistered Sales of Equity Securities.
The information set forth under Item 1.01 above is incorporated by reference into this Item 3.02.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 31, 2018, (i) Thomas Stoelk resigned from his positions as Interim Chief Executive Officer and Chief Financial Officer of the Company, (ii) the Company appointed Brandon Elliott to serve as Interim President in addition to his current role with the Company, assuming the principal executive officer functions, and (iii) the Company appointed Chad Allen to serve as Interim Chief Financial Officer in addition to his current role with the Company, assuming the principal financial officer functions.
Mr. Elliott, age 46, has served as the Company’s Executive Vice President, Corporate Development and Strategy since January 2013. Prior to joining the Company, Mr. Elliott served as Vice President of Investor Relations of CONSOL Energy Inc., from 2010 until 2012. Prior to CONSOL, Mr. Elliott worked from 2000 until 2010 at Friess Associates LLC, managers of The Brandywine Funds, most recently as a portfolio manager.
Mr. Allen, age 36, has served as the Company’s Chief Accounting Officer since August 2016, prior to which he served as the Company’s Corporate Controller starting in August 2013. Prior to joining the Company, Mr. Allen was in the audit practice with Grant Thornton LLP from 2010 to 2013, and in the audit practice at McGladrey & Pullen, LLP from 2004 to 2010.

Item 7.01.    Regulation FD Disclosure.
On February 1, 2018, the Company issued a press release relating to the Exchange Transaction, among other things. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated into this Item 7.01 by reference.
The information set forth under this Item 7.01 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, nor shall it be deemed incorporated by reference in any filing under the Securities Act, except as shall be expressly set forth by specific reference in such filing.
Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press release of Northern Oil and Gas, Inc., dated February 1, 2018.
99.2	Press release of Northern Oil and Gas, Inc., dated February 1, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 1, 2018	NORTHERN OIL AND GAS, INC. By /s/ Erik J. Romslo Erik J. Romslo Executive Vice President, General Counsel and Secretary